                                                                   EXHIBIT 10.20

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     This Stock Purchase Agreement (the "Agreement") is entered into as of September 17, 1997, by and between LITIGATION RESOURCES OF AMERICA -- CALIFORNIA, INC., a California corporation (the "Buyer"), and a wholly owned subsidiary of LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation (the "Parent"), and GREGG M. ZISKIND, an individual ("Ziskind"), and SUSAN L. ZISKIND, an individual ("SLZ", and together with Ziskind, the "Sellers"). Sellers are the only shareholders of BURTON HOUSE, INC., a California corporation doing business as ZISKIND, GREENE, WATANABE & NASON (the "Company").

     This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers and the Sellers will sell to the Buyer all of the outstanding capital stock of the Company in return for cash and the other consideration set forth in (S) 2(B) below.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  CERTAIN DEFINITIONS.

     "Accounts Payable Report" means a report as of a given time period containing a summary of the outstanding accounts payable of the Company which report shall reflect such accounts payable on an aged basis and shall set forth the amounts due and owing by the Company to each of its suppliers, creditors or employees.

     "Accounts Receivable" means all amounts due and owing to the Company by each of its customers.

     "Accounts Receivable Report" means a report as of a given time period containing a summary of the outstanding Accounts Receivable of the Company, which report shall reflect such Accounts Receivable on an aged basis and shall set forth the amounts due and owing to the Company by each of its customers.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Balance Sheet Report" means the balance sheet of the Company as of a given date showing the assets, liabilities and equity of the Company prepared by the Company in accordance
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accordance with the method used to prepare the reference balance sheet provided to the Parent on a consistent basis as with prior time periods (the "Company's Past Practice").

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequences.

     "Buyer" shall mean Litigation Resources of America -- California, Inc., a California corporation.

     "Buyer Indemnified Parties" has the meaning set forth in (S) 7(B) below.

     "Buyer's Accountants" shall mean the independent certified public accounting firm of Coopers & Lybrand LLP, located in Houston, Texas.

     "Buyer's Disclosure Schedule" has the meaning set forth in (S) 4(B) below.

     "Cash Payment" has the meaning set forth in (S) 2(B) below.

     "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) any of a corporation's employees, payroll, income or gross receipts, (ii) a corporation's ownership or use of any of its assets, or (iii) any other aspect of a corporation's business.

     "CitiBank Debt" shall mean the Company's line of credit payable to CitiBank, F.S.B.

     "Closing" has the meaning set forth in (S) 2(C) below.

     "Closing Date" has the meaning set forth in (S) 2(C) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Burton House, Inc., a California corporation doing business as Ziskind, Greene, Watanabe & Nason.

     "Company Financial Statements" has the meaning set forth in (S) 4(A)(e) below.

     "Company's Accountants" shall mean the independent certified public accounting firm of H. Les Kornblatt or Kornblatt Accounting Corp.

     "Confidential Information" means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not (a) generally known or available to the public;

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(b) after the date of this Agreement, generally known or readily available through no violation of this Agreement; or (c) in, or hereafter becomes a part of, the public domain through no violation of this Agreement.

     "Controlled Group" means the Company, its Subsidiaries, and any trade or business (whether or not incorporated) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of ERISA Section 4001(b)(1) or subsections (b), (c), (m) or (o) of Code
Section 414.

     "Customarily Permitted Liens" shall mean:

     (a) Liens for ad valorem taxes, assessments or other governmental Charges or levies, not yet due and payable;

     (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by law, created in the Ordinary Course of Business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens); and

     (c) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, variations and other restrictions, Charges or encumbrances customary to the type of real property affected and which do not impair the current use, occupancy, value or the marketability of title of the real property subject thereto.

     "Damages" has the meaning set forth in (S)7(B) below.

     "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization.

     "Effective Date" shall mean 12:01 a.m. on the Closing Date.

     "Effective Date Accounts Payable Report" means the Accounts Payable Report for the Company as of the Effective Date.

     "Effective Date Accounts Receivable" shall mean the entire amount of Accounts Receivable for the Company as of the Effective Date.

     "Effective Date Accounts Receivable Report" means the Accounts Receivable Report for the Company as of the Effective Date.

     "Effective Date Balance Sheet Report" means the Balance Sheet Report for the Company as of the Effective Date.

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     "Employee Benefit Plan" means any (a) Employee Pension Benefit Plan, (b)
Employee Welfare Benefit Plan, or (c) personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in clause (a) or (b) of this sentence.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2), including, but not limited to, employee pension benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1), including, but not limited to, employee welfare benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Final Net Worth" means the Net Worth as of the Effective Date as determined in accordance with (S) 2(E) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Guaranteed Net Worth" means $69,735.

     "Income Statement Reports" means a statement of revenues and expenses of the Company as of a given date prepared by the Company in accordance with the Company's Past Practice.

     "IRS" means the United States Internal Revenue Service or such equivalent successor agency of the United States with the responsibility of assessing and/or collecting Taxes.

     "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a)  such individual is actually aware of such fact or other matter; or

     (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter which

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     investigation was necessary in order to make the representations and warranties contained herein.

A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Liens" means any mortgages, deeds of trust, liens, security interests, pledges, claims, charges, liabilities, obligations, or other encumbrances.

     "Net Worth" means the dollar amount of equity of the Company as of a given time period as determined by the Balance Sheet Report.

     "Notice of Action" has the meaning set forth in (S) 7(B) below.

     "Notice of Election" has the meaning set forth in (S) 7(B) below.

     "Offset" has the meaning set forth in (S) 8(B).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parent" shall mean Litigation Resources of America, Inc., a Texas corporation and the owner of all of the issued and outstanding shares of common stock of Buyer.

     "Parent Shares" has the meaning set forth in (S) 2(B) below.

     "Party" shall mean, individually, the Buyer, the Parent or any Seller.

     "Parties" shall mean, collectively, the Buyer, the Parent and the Sellers.

     "Parent Financial Statements" has the meaning set forth in (S) 4(B)(g) below.

     "Past Due Accounts Receivable" means those accounts receivable of the Company whose age is more than 120 days from the date of invoice as of the Effective Date.

     "PBGC" means the Pension Benefit Guaranty Corporation.

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     "Permitted Encumbrances" with respect to property of a Party shall mean (i)
Security Interests expressly permitted, or consented in writing to by the other Party; (ii) Purchase Money Liens; (iii) Customarily Permitted Liens; and (iv) Liens of judgment creditors provided such Liens do not exceed $5,000 individually or $25,000 in the aggregate (other than Liens bonded or insured to the reasonable satisfaction of the other Party).

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pledge Agreement" has the meaning set forth in (S) 6(A)(xi) below.

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Purchase Money Liens" shall mean Liens incurred in connection with the acquisition of any asset; provided that (i) each such Lien shall attach only to the asset to be acquired, (ii) a description of the asset so acquired is furnished to the other Party, and (iii) the indebtedness incurred in connection with such acquisitions shall not individually exceed $5,000 or in the aggregate exceed $25,000.

     "Purchase Price" has the meaning described in (S) 2(B) below.

     "Registration Rights Agreement" has the meaning set forth in (S) 6(A)(ix) below.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any Lien other than (a) mechanic's, materialmen's and similar Liens, (b) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) Purchase Money Liens and Liens securing rental payments under capital lease arrangements, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Sellers" shall have the meaning set forth in the preamble hereto.

     "Sellers' Disclosure Schedule" has the meaning set forth in (S) 4(A) below.

     "Senior Lender" shall mean Texas Commerce Bank, N.A.

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     "Shareholders' Agreement" shall have the meaning set forth in (S) 6(A)(ix).

     "Subject Share" means any share of the common stock of the Company as set forth in Section 4A(b) of the Sellers' Disclosure Schedule.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors thereof.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium windfall profits, environmental (including taxes under Code Section 5(A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Ziskind Employment Agreement" shall have the meaning set forth in (S) 6(A)(viii).

     2.   PURCHASE AND SALE OF SUBJECT SHARES.

     A. BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to the Buyer, all of the Subject Shares for the consideration specified below in this (S) 2.

     B. PURCHASE PRICE. The purchase price is Two Million Seven Hundred Thousand Dollars ($2,700,000) to be paid and delivered by the Buyer to the Sellers on the Closing Date, subject to adjustments thereto under this Agreement, as follows (collectively, the "Purchase Price"):

          (i) Delivery to the Sellers of an aggregate of 158,824 shares of common stock of the Parent, $.01 par value per share (the "Parent Shares") as will constitute an agreed upon aggregate value of One Million Three Hundred Fifty Thousand and No/100 Dollars ($1,350,000.00) at a per share value equal to the Eight and 50/100 Dollars ($8.50); and

          (ii) Delivery of cash in the amount of One Million Three Hundred Fifty Thousand ($1,350,000) payable by wire transfer or delivery of other immediately available funds to the Sellers on the Closing Date in accordance with wiring

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     instructions delivered by the Sellers to the Buyer at least three business days prior to Closing (the "Cash Payment").

     In addition, as soon as practicable after each applicable year end of the Company, the Buyer's Accountants shall determine the amount of EBITDA, if any, of the Company during (i) the time period beginning with the Closing Date through December 31, 1997 (the "1997 EBITDA"), (ii) the time period beginning January 1, 1998, through December 31, 1998 (the "1998 EBITDA"), (iii) the time period beginning January 1, 1999, through December 31, 1999 (the "1999 EBITDA"), and (iv) the time period beginning January 1, 2000, through December 31, 2000 (the "2000 EBITDA"). To the extent, if any, that the 1997 EBITDA exceeds the amount of $150,000, the Sellers shall be paid an additional aggregate amount
equal to the amount of such excess multiplied by twenty percent (20%).    To the
extent, if any, that the 1998 EBITDA or the 1999 EBITDA exceeds the amount of $450,000, the Sellers shall be paid an additional aggregate amount equal to the
amount of such excess multiplied by twenty percent (20%).    To the extent, if
any, that the 2000 EBITDA exceeds the amount of $450,000 the Sellers shall be paid an additional aggregate amount equal to the amount of such excess multiplied by twenty percent (20%), plus to the extent, if any, that the 2000 EBITDA exceeds the amount of $750,000, the Sellers shall be paid an additional aggregate amount equal to the amount of such excess multiplied by five percent (5%). The payments, if any, due and owing to the Sellers pursuant to the terms of this paragraph shall be defined collectively as the "Earnout". Each year's Earnout, if any, shall be paid to the Sellers by delivery of cash within approximately ninety (90) days after each fiscal year end of the Company.
EBITDA will be calculated in accordance with the Company's Past Practice and not be reduced by (i) any salary or contractual or discretionary bonus paid to any officer, director or employee of the Parent or to any other person hired or engaged without the consent of Ziskind or (ii) any corporate management expense or overhead allocated to, accrued or paid by the Company to the Parent or any Affiliate of the Parent.

     C. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Boyer, Ewing & Harris in Houston, Texas, unless otherwise mutually agreed, commencing on September __, 1997 at 9:00 a.m. local time, or at such other time or place as the Parties mutually agree (the "Closing Date").

     D. DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in (S) 6(A) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in (S) 6(B) below,
(iii) the Sellers will deliver to the Buyer stock certificates representing all of the Subject Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Sellers the Parent Shares (subject to the Pledge Agreement) and the Cash Payment.

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     E.   DETERMINATION OF FINAL NET WORTH.  The Effective Date Balance Sheet
Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report (collectively, the "Effective Date Financial Reports") shall be prepared by the Buyer and the Buyer's Accountants as promptly as possible after the Closing, and the Buyer shall deliver the Effective Date Reports to the Seller and the Company's Accountants as soon as possible but in no event later than 30 days after the Closing Date. The Company's Accountants shall review the Effective Date Financial Reports (including any corresponding work papers of Buyer's Accountants) and report to the Buyer's Accountants in writing within 15 days of receipt thereof of any discrepancy. If the Company's Accountants and the Buyer's Accountants cannot resolve such discrepancy within 15 days after Buyer's Accountants receipt of such report, then they shall so notify the Sellers and the Buyer, and the Sellers and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Sellers and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Sellers and the Buyer shall be retained to review the Effective Date Financial Reports. The final net worth of the Company ("Final Net Worth") shall be determined consistent with the methods used by the Buyer's Accountants in preparing the Company's June 30, 1997 Balance Sheet Reports (e.g., the CitiBank Debt shall be deemed to remain outstanding and commissions and taxes payable shall be accrued). Such firm's conclusions as to the carrying values to appear on the Effective Date Financial Reports for purposes of determining the Final Net Worth shall be conclusive.
The Sellers and the Buyer shall share equally in the expenses of retaining such independent accounting firm. The Buyer shall pay the expenses of the Buyer's Accountants for their review of the Effective Date Financial Reports, and the Sellers shall pay the expenses of Company's Accountants for their review of the Effective Date Financial Reports.

     F. POST-CLOSING ADJUSTMENT OF PURCHASE PRICE. Subject to the last sentence of this paragraph, after the Closing Date, the Purchase Price set forth in Section 2(B) shall be adjusted as follows: (i) if the Final Net Worth of the Company as finally determined pursuant to Section 2(E) shall be more than the Guaranteed Net Worth, then the Cash Payment shall be increased by the amount of such excess and (ii) if the Final Net Worth of the Company as finally determined pursuant to Section 2(E) shall be less than the Guaranteed Net Worth, then the Cash Payment shall be decreased by the amount of such shortfall. In the event that the Final Net Worth is more than the Guaranteed Net Worth, the Buyer shall within 15 days pay such amount of cash to the Sellers. In the event that the Final Net Worth is less than the Guaranteed Net Worth, the Sellers shall within 15 days refund such amount of cash to Buyer. Notwithstanding the foregoing, any downward adjustment proposed to be made to the Final Net Worth arising from facts that should have been, but were not, reflected in the Company Financial Statements shall be subject to and shall count against the Threshold Amount set forth in Section 7B(iv) hereof.

     3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     A. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers, jointly and severally, represent and warrant to the Buyer and the Parent that the statements contained in this

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(S) 3(A) are correct and complete as of the date of this Agreement, except as set forth in the schedules of exceptions attached hereto as Schedule 3A.
                                                            -----------

          (A) AUTHORIZATION OF TRANSACTION. Sellers have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity affecting the enforcement of creditors' rights. Sellers represent and warrant that they need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (B) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Sellers, nor the consummation of the transactions by the Sellers as contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sellers are subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sellers are a party or by which they are bound or to which any of their assets is subject.

          (C) BROKERS' FEES. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (D) SUBJECT SHARES. Sellers hold of record and own beneficially the number of Subject Shares set forth next to their names in (S)4A(b) of the Sellers' Disclosure Schedule, free and clear of any Liens or restrictions on transfer (other than any restrictions under the Securities Act and state securities laws (other than this Agreement)). Sellers are not party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

     B. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND PARENT. The Buyer and Parent, jointly and severally, represent and warrant to the Sellers that the statements contained in this (S) 3(B) are correct and complete as of the date of this Agreement, except as set forth in the schedule of exceptions attached hereto as Schedule 3B.
          -----------

          (A) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of California. The Buyer is qualified to do business in each jurisdiction in which the nature of its business, the ownership of its assets or the lease of its properties require it to be so qualified.

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          (B)  AUTHORIZATION OF TRANSACTION.  The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Ancillary Agreements, and to perform its obligations hereunder and thereunder. The Board of Directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement, the Ancillary Agreements and the other agreements and transactions contemplated hereby and thereby. No other corporate proceedings on the Buyer's part are necessary to authorize this Agreement, the Ancillary Agreements or the transactions contemplated hereby. Upon execution and delivery of this Agreement and the Ancillary Agreements by the Parties hereto, this Agreement and the Ancillary Agreements shall constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity affecting the enforcement of creditors' rights. The Buyer represents and warrants that it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws.

          (D) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated other than to The GulfStar Group, Inc.

     4.   REPRESENTATIONS AND WARRANTIES CONCERNING THE PARTIES.

     A.   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.   Sellers
represents and warrants to the Buyer that the statements contained in this (S) 4 are correct and complete as of the date of this Agreement, except as set forth in Sellers' disclosure schedule attached hereto as Schedule 4A ("Sellers'
                                                   -----------
Disclosure Schedule"). Nothing in the Sellers' Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Sellers' Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

          (A) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of California. The Company is not qualified to do business in any other jurisdiction, nor does the nature of its business require such qualification. The Company has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S) 4A(a) of the Sellers' Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Company and its Subsidiaries, if any (as amended to date), as well as the minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate book, and the stock record book of the Company (all of which are correct and complete in all material respects). The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

          (B) CAPITALIZATION. The entire authorized capital stock, the issued and outstanding shares and the treasury shares of the Company are accurately set forth in (S) 4A(b) of the Sellers' Disclosure Schedule. All of the issued and outstanding Subject Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Sellers as set forth in (S) 4A(b) of the Sellers' Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that would require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

          (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject,
     (ii) violate any provision of the articles of incorporation or bylaws of the Company, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (D) SUBSIDIARIES. The Company does not have any ownership interest in any Subsidiaries. The Company does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

          (E) FINANCIAL STATEMENTS. The Sellers have previously furnished the Buyer with the following financial statements (collectively the "Company Financial Statements"): (i) a Balance Sheet Report and an Income Statement Report for the fiscal years ended December 31, 1996, compiled by Buyer's Accountants; and (ii) Balance Sheet Reports and Income Statement Reports for the period ended June 30, 1997, prepared by the Buyer's Accountants,
     (iii) an Accounts Receivable Report dated as of June 30, 1997, and (iv) an Accounts Payable Report dated as of June 30, 1997. The Company Financial Statements have been prepared in accordance with the Company's Past Practice and: (i) are consistently reported throughout the periods covered thereby, (ii) present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods,
     (iii) are correct and complete in all material respects, and (iv) are consistent in all material respects with the books and records of the Company (which books and records are correct and complete in all material respects).

          (F) EVENTS SUBSEQUENT TO JUNE 30, 1997. Except as disclosed on (S) 4A(f) of the Sellers' Disclosure Schedule, since June 30, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

               (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, lease, and licenses) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (iii) the Company has not accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $3,000 singly or $15,000 in the aggregate to which the Company is a party or by which it is bound;

               (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible, except for Permitted Liens;

               (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series or related capital investments, loans, and acquisitions) either involving more than $3,000 singly or $15,000 in the aggregate;

               (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $3,000 singly or $15,000 in the aggregate;

               (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities for a period of more than sixty
          (60) days after the date of invoice;

               (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (x) there has been no change made or authorized in the articles of incorporation or bylaws of the Company;

               (xi) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiii) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property valued, individually or in the aggregate, in excess of (i) $10,000 for all property which, at the time of such damage or destruction, was subject to or covered by property, casualty or any other form of insurance, and (ii) $3,000 for all property which, at the time of such damage or destruction, was not subject to or covered by property, casualty or any other form of insurance;

               (xiv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

               (xv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

               (xvi) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xvii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xviii) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xix) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xx) there has not been any other adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of or Business involving the Company or any Subsidiaries which exceeds $3,000 individually $15,000 in the aggregate; and

               (xxi)    the Company has not committed to any of the foregoing.

          (G) UNDISCLOSED LIABILITIES. Except as disclosed on (S) 4A(g) of the Sellers' Disclosure Schedule, the Company does not have any Liability (and, to the best of the Sellers' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities reflected in the then most current Company Financial Statements (including any notes thereto) and (ii) Liabilities which have arisen after June 30, 1997, in the Ordinary Course of Business (none of which results from, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (H) LEGAL COMPLIANCE. To the Knowledge of Sellers, the Company, and its predecessors and Affiliates, have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and, to the Sellers' Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

           (I) TAX MATTERS. Except as disclosed on (S) 4A(i) of the Sellers' Disclosure Schedule:

               (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes shown to be due on the Tax Returns have been paid or accrued for on the Balance Sheet. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other third party, except for the unlikely event that Taxes may be incurred in connection with an independent contractor of the Company being characterized as an employee.

               (iii) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Tax authority in writing or (B) as to which the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. (S) 4A(i) of the Sellers' Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

               (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) The Company has not made an election under section 341(f) of the Code.

          (J) TITLE TO ASSETS. Except as set forth on (S) 4A(j) of Sellers' Disclosure Schedule, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown in the Company Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since June 30, 1997, and except for Permitted Encumbrances.

          (K) REAL PROPERTY. The Company does not own any real property. (S) 4A(k) of the Sellers' Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in (S) 4A(k) of the Sellers' Disclosure Schedule (as amended to date). Except as disclosed on (S) 4A(k) of the Sellers' Disclosure Schedule, with respect to each lease and sublease listed in (S) 4A(k) of the Sellers' Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) the Company is not in material breach or default of any lease or sublease, and to the Sellers' Knowledge, no third party to any such lease or sublease is in material breach or material default, and to the Sellers' Knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

               (iv) with respect to each sublease, to the Sellers' Knowledge, the representations and warranties set forth in subsections (i) through (iii) above are true and correct with respect to the underlying lease; and

               (v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, except Customarily Permitted Liens.

          (L) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is suitable for the purpose for which it is presently used.

          (M)  INVENTORY.  The Company does not carry or maintain any inventory.

          (N) CONTRACTS. (S) 4A(n) of the Sellers' Disclosure Schedule lists the following contracts and other agreements currently in effect to which the Company is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum;

               (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year from the Closing Date or involve consideration in excess of $15,000;

               (iii)  any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi) any agreement among Sellers and their Affiliates (other than the Company);

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii) any written agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000 or providing severance benefits;

               (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (x) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

               (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $15,000, and which cannot be terminated without penalty by giving no more than 30 days notice.

     The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in (S) 4A(n) of the Sellers' Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S) 4A(n) of the Sellers' Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the Company is not, nor to the Sellers' Knowledge is any other party, in breach or default, and to the Sellers' Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, and (C) the Company has not repudiated any provision of any such agreement nor to the Sellers' Knowledge has any other party repudiated any provision of any such agreement.

           (O) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are properly recorded on each Accounts Receivable Report delivered to the Buyer, reflected properly on the Company's books and records and represent legal obligations of the parties billed therefor. Except as set forth on (S) 4A(o) of Sellers' Disclosure Schedule, the Sellers have no reason to believe that any of such notes or accounts are not collectible in the Ordinary Course of Business and have received no indication from any obligor thereunder that such obligor disputes the amount of such note or account or does not intend to pay such amount.

           (P) POWERS OF ATTORNEY. Except as disclosed on (S) 4A(p) of the Sellers' Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

           (Q) INSURANCE. (S) 4A(q) of the Sellers' Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is currently a party, copies of which have been furnished to the Buyer.

           (R) LITIGATION. (S) 4A(r) of the Sellers' Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court of quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

           (S) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as disclosed on (S) 4A(s) of the Sellers' Disclosure Schedule, neither the Sellers nor their Affiliates have been involved in any business arrangement or relationship with the Company outside of the Company's Ordinary Course of Business within the past 12 months, and neither the Sellers nor any of their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

           (T) GUARANTIES. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

           (U) EMPLOYEES. To the Sellers' Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company has not committed any unfair labor practice. The Sellers do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. (S) 4A(u) of the Sellers' Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the date of this Agreement, and none of said employees are subject to union or collective bargaining agreements with the Company.

           (V) EMPLOYEE BENEFITS.

               (i) (S) 4A(v) of the Sellers' Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which it contributes.

                    (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                    (B) All required reports and descriptions (including Form
               5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.

                    (D) The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with such Employee Benefit Plans, and to Sellers' Knowledge, there has been no default or violation by any other party to such Employee Benefit Plans.

                    (E) The Sellers have delivered to the Buyer correct and
               complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which relate to each such Employee Benefit Plan.

               (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company to make a larger contribution to, or pay greater benefits under, any Employee Benefit Plan than it otherwise would or
          (B) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan.

               (iii) Each such Employee Benefit Plan has been terminated by the Company in compliance with all applicable laws on or before the Closing Date.

          (W) BROKERS' FEES. The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (X) DISCLOSURE. The representations and warranties contained in this
     (S) 4A do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 4A not misleading.

     B. REPRESENTATIONS AND WARRANTIES CONCERNING THE PARENT. The Parent and the Buyer jointly and severally represent and warrant to the Sellers that the statements contained in this (S) 4B are correct and complete as of the date of this Agreement, except as set forth in the Buyer's Disclosure Schedule attached hereto as Schedule 4B (the "Buyer's Disclosure Schedule"). Nothing in the
          -----------
Buyer's Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Buyer's Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

           (A) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Parent is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Parent and its Subsidiaries has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S) 4B(a) of the Buyer's Disclosure Schedule lists the directors and officers of the Parent. The Buyer has delivered to the Sellers correct and complete copies of the charter and bylaws of the Parent (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Parent are correct and complete in all material respects. The Parent is not in default under or in violation of any provision of its charter or bylaws.

           (B) CAPITALIZATION. The entire authorized capital stock, the issued and outstanding shares and the treasury shares of the Parent are accurately set forth in (S) 4B(b) of the Buyer's Disclosure Schedule together with the changes thereto contemplated by the acquisition of the Company. All of the issued and outstanding shares of the Parent have been duly authorized, and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Parent to issue, sell, or otherwise cause to become outstanding any of its capital stock except those set forth in Schedule (S) 4B(b) of the Buyer's Disclosure Schedule and those relating to the Parent's pending acquisitions of other businesses. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Parent except as set forth in Schedule (S) 4B(b) of the Buyer's Disclosure Schedule.

           (C) COMMON STOCK. At the time of issuance thereof and delivery to the Sellers, the Parent Shares to be delivered to the Seller pursuant to this Agreement will constitute valid and legally issued Parent Shares, fully paid and nonassessable, and with the exception of restrictions upon resale contained in the Shareholders' Agreement and the Stock Pledge Agreement, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Parent Shares issued and outstanding as of the date hereof by reason of the provisions of the Texas Business Corporation Act. Except as provided in the previous sentence, the Parent Shares issued and delivered to the Sellers shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The Parent Shares to be issued to the Seller pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Registration Rights Agreement.

           (D) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent is subject, (ii) violate any provision of the charter or bylaws of the Parent, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Parent does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

           (E) BROKERS' FEES. The Parent does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement other than to The Gulfstar Group, Inc.

           (F) DISCLOSURE.  The representations and warranties contained in this
     (S) 4B do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 4B not misleading.

           (G) FINANCIAL STATEMENTS. The Parent previously furnished the
     Sellers with the financial statements set forth in Schedule (S) 4B(g) of the Buyer's Disclosure Schedule (collectively the "Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with GAAP and are consistently reported throughout the periods covered thereby, present fairly the financial condition of the Parent and its Subsidiaries as of such dates and the results of operations of the Parent and its Subsidiaries for such periods, are correct and complete in all material respects, and are consistent in all material respects with the books and records of the Parent (which books and records are correct and complete in all material respects).

           (H) UNDISCLOSED LIABILITIES. Except as disclosed on (S) 4B(h) of the Buyer's Disclosure Schedule, the Parent does not have any Liability (and, to the best of the Parent's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities reflected in the then most current Parent Financial Statements (including any notes thereto) and (ii) Liabilities which have arisen after June 30, 1997, in the Ordinary Course of Business (none of which results from, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

           (I) EVENTS SUBSEQUENT TO JUNE 30, 1997. Except as disclosed on (S) 4B(i) of the Buyer's Disclosure Schedule, since June 30, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Parent and its Subsidiaries taken as a whole.

      5. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

      A. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S) 7 below).

      B. CONFIDENTIALITY. The Sellers will treat and hold as such all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement and all of the other agreements executed in connection herewith. In the event that Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Sellers will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S) 5B. If, in the absence of a protective order or the receipt of a waiver hereunder, Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Sellers may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that Sellers shall use their reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate; provided, however that all of such Sellers' costs including but not limited to legal fees shall be paid by the Buyer. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

      C.  ACCOUNTS RECEIVABLE.   Ziskind shall, during the term of his
employment by the Company, use reasonable efforts to collect the Accounts Receivable in the Ordinary Course of Business.

      6.  CONDITIONS TO OBLIGATION TO CLOSE.

      A. CONDITIONS TO OBLIGATION OF THE BUYER AND THE PARENT. The obligation of the Buyer and the Parent to proceed with the Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions (any or all which may be waived in writing by the Buyer and the Parent):

          (i) the representations and warranties of the Sellers set forth in (S) 3A and (S) 4A above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects at and as of the Closing Date;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Subject Shares and to control the Company, or (D) materially and adversely affect in any material respect the right of the Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S) 6(A)(i)-(iii) is satisfied in all respects;

          (v) the Buyer shall have received from counsel to the Sellers an opinion substantially in the form of EXHIBIT F-1 hereto and reasonably acceptable to both the Buyer and the Sellers, addressed to the Buyer and dated as of the Closing Date, containing such assumptions and qualifications as may be reasonably acceptable to the Buyer's legal counsel;

          (vi) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than Ziskind and those whom the Buyer shall have specified in writing prior to the Closing;

          (vii) the Buyer shall have received notification from its Senior Lender thatsuch Senior Lender has approved consummation of the transactions contemplated by this Agreement under its acquisition line of credit;

          (viii) Ziskind shall have entered into an Employment Agreement with the Company (the "Ziskind Employment Agreement") substantially in the form of EXHIBIT A hereto;

          (ix) The Sellers shall have entered into a certain First Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement") substantially in the form of EXHIBIT B hereto, and a Registration Rights Agreement substantially in the form of EXHIBIT C hereto, which shall grant to Sellers certain piggyback rights with respect to the Parent Shares and shall provide that, to the extent any greater registration rights are ever granted to any seller of a company acquired by the Buyer, the Sellers shall be granted the same or equivalent registration rights (the "Registration Rights Agreement");

          (x) all Employee Benefit Plans shall have been terminated by the Sellers to the extent Buyer has implemented substitute Employee Benefit Plans, and neither the Buyer nor the Company shall have any further liability with respect thereto other than completion of the routine winding up thereof ;

          (xi) the Sellers shall have entered into the Stock Pledge Agreement ("Pledge Agreement") substantially in the form of EXHIBIT D hereto with the Buyer;

          (xii) the Sellers shall have delivered Investor Representation Letters substantially in the form of EXHIBIT E hereto to the Parent; and

          (xii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

      B. CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to proceed with Closing and consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions (any or all of which may be waived in writing by Sellers):

          (i) the representations and warranties of the Buyer and the Parent set forth in (S) 3B and (S) 4B above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer and the Parent shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Sellers to own the Parent Shares, or (D) affect adversely in any material respect the right of the Buyer to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Buyer and the Parent shall have delivered to the Seller certificates to the effect that each of the conditions specified above in
     (S) 6(B)(i)-(iii) is satisfied in all respects;

          (v) the Buyer and the Parent shall have delivered to the Seller certified resolutions of their respective Boards of Directors, authorizing the execution, delivery and performance of this Agreement and all documents, instruments and agreements contemplated herein to be executed by the Buyer and Parent, respectively;

          (vi) the Buyer shall have (a) obtained the full and final releases of Ziskind's guarantee of the CitiBank Debt or (b) paid in full the CitiBank Debt;

          (vii) the Buyer shall have received from Senior Lender approval to fund this transaction under its acquisition line;

          (viii) the Buyer shall have caused the Company to enter into the Ziskind Employment Agreement;

          (ix) the Sellers shall have received from counsel to the Buyer an opinion in the form of EXHIBIT F-2 hereto and reasonably acceptable to both the Buyer and the Sellers, addressed to the Sellers, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to the Seller's legal counsel;

          (x) the Buyer shall have entered into the Shareholders' Agreement and the Registration Rights Agreement on terms and conditions reasonably satisfactory to Sellers;

          (xi) the Buyer shall have entered into the Pledge Agreement with the Seller; and

          (xii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

     7.   INDEMNIFICATION.

     A.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two years thereafter except that the representations and warranties contained in (S)4 A(i), and (S)4 A(j) which shall survive for three years after the Closing.

     B.   INDEMNIFICATION PROVISIONS.

          (I)    BY THE SELLERS.   The Sellers, jointly and severally, shall
indemnify, save, defend and hold harmless the Buyer, Parent and their respective shareholders, directors, officers, partners, agents and employees (and in the event the Buyer assigns its right, title and interest hereunder to a corporation, which shall be permitted hereunder, such assignee) (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, Liabilities, deficiencies, claims and expenses, including interest, penalties, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), incurred in connection with or arising out of or resulting from or incident to any breach (or in the event any third party alleges facts that, if true, would mean the Sellers have breached), of any covenant, warranty or representation made by the Sellers in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Sellers or their Affiliates pursuant to the terms of this Agreement; provided, however, that the Sellers shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties.

          (II) BY THE BUYER AND THE PARENT. The Buyer and the Parent shall indemnify, save, defend and hold harmless the Sellers from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach (or in the event any third party alleges facts that, if true, would mean the Buyer or the Parent has breached), of any covenant, warranty or representation made by the Buyer or the Parent in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer or the Parent under this Agreement; provided, however, that the Buyer and the Parent shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by the Sellers.

          (III) DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten (10) days; provided further that a Notice of Action must be sent to the indemnifying Party within the applicable survival period as provided in Section 7(a) of this Agreement. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this (S) 7(b) to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to, defend, compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

          (IV) LIMITATION ON INDEMNIFICATION. Notwithstanding any provision of this Agreement, neither the Buyer nor the Sellers or any Affiliate of either shall be required to pay an indemnified Party or any Affiliate thereof any amount with respect to any claim for Damages under this (S) 7(B) until the Damages which the indemnified Party and its Affiliates suffered under this Agreement aggregate at least $25,000 (the "Threshold"), at which time and in such event the indemnified Party or Affiliate shall be entitled to receive payment for the entire amount of aggregate Damages to the extent they exceed $25,000. No Party shall be liable to indemnify the other Parties in an aggregate amount in excess of $1,350,000 including any and all amounts due and owing under
(S) 8(B) of this Agreement.

     8.   REMEDIES.

     A. SPECIFIC PERFORMANCE. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     B. OFFSET. Any and all Damages incurred by the Buyer which permit the Buyer to make an indemnification claim against the Sellers and to the extent not otherwise prohibited by applicable law, shall be subject to mandatory offset by the Buyer against all amounts due and owing by the Buyer to the Sellers under this Agreement or any document, instrument, or agreement executed in connection herewith. The foregoing shall constitute the sole remedy of Buyer against Sellers in connection with breaches of the representations, warranties, covenants and obligations of the Sellers contained in this Agreement except to the extent of any remaining unpaid claims to the extent permitted under (S) 7 of this Agreement if there are not any Parent Shares remaining pledged to offset against in which event Buyer may proceed against the Sellers but only for any amounts not offset and not exceeding $1,350,000, including the amounts recovered against the pledged Parent Shares. In the event of an offset of any Damages incurred as a result of any such breach, the Buyer shall furnish the Sellers notice containing detailed information about the breach, the magnitude of the Damages that the Buyer has or reasonably expects to incur (the act of offsetting by the Buyer shall be referred to as an "Offset"). Offsets shall first be against the Parent Shares. For purposes hereof, the Parent Shares shall be deemed to have a value equivalent to $8.50 per share; provided, however, that if Parent has successfully consummated a public offering of the Parent Shares ("Public Offering"), then the value of the Parent Shares shall be deemed to be the average public trading price of each Parent Share over the five (5) most recent business days falling prior to the date of delivery by the Buyer to the Sellers of the notice of an event requiring an Offset. In order to secure the Buyer's Offset rights against the Parent Shares, the Buyer and the Sellers shall execute the Pledge Agreement. The Parent Shares subject to the lien created by the Pledge Agreement shall have a restrictive legend typed on the back thereof specifying that the Parent Shares are subject to a right of Offset as specified in this Agreement. The Sellers acknowledge and agree that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding.

     9.   MISCELLANEOUS.

     A. PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement (including the documents referred to herein) without the prior written approval of the Parent, the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith upon the advise of legal counsel it is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     B. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the Buyer Indemnified Parties and their respective successors and permitted assigns.

     C. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     D. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder (x) to one or more of its Affiliates, and (y) to one or more financial institutions lending funds to the Buyer for the purpose of financing the purchase of the Subject Shares hereunder and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     E. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     F. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     G. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Sellers:      Gregg M. & Susan L. Ziskind
                         10442 Cheviot Drive
                         Los Angeles, California 90064
                         Telephone: (714) 839-2076
                         Telefax: (714) 841-2258

     Copy to:            Richard H. Bruck
                         Bruck & Perry
                         Suite 700, 500 Newport Center Drive
                         Newport Beach, California 92660
                         Telephone: (714) 719-6000
                         Telefax: (714) 719-6020

     If to the Buyer:    Litigation Resources of America-California, Inc.
                         c/o Litigation Resources of America, Inc.
                         650 First City Tower, 1001 Fannin
                         Houston, Texas 77002
                         Phone:  713/653-7100
                         Fax:   713/653-7172

     Copy to:            John W. Menke
                         Boyer, Ewing & Harris Incorporated
                         Nine Greenway Plaza, Suite 3100
                         Houston, Texas 77046
                         Phone: 713/871-2025
                         Fax: (713) 871-2024

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     H. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

     I. AMENDMENTS AND WAIVERS. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Parent and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     J. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     K. EXPENSES. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     L. CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     M. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     N. ARBITRATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this (S) 9(N). Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this (S) 9(N), the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Orange County, California. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees and other costs in connection with the arbitration from the non-prevailing Party.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                              BUYER:
                              -----

                              LITIGATION RESOURCES OF AMERICA --
                              CALIFORNIA, INC.,
                              a California corporation

                              By: /s/ Richard O Looney
                                 ---------------------------------
                                  Richard O. Looney, President

                              PARENT
                              ------

                              LITIGATION RESOURCES OF AMERICA,
                              INC., a Texas corporation

                              By: /s/ Richard O Looney
                                 ---------------------------------
                                  Richard O. Looney, President

                              SELLERS:
                              -------
                              /s/ Gregg M. Ziskind
                              ____________________________________
                              GREGG M. ZISKIND

                              /s/ Susan L. Ziskind
                              ____________________________________
                              SUSAN L. ZISKIND

EXHIBIT A

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective the 17th day of September, 1997 (the "Effective Date"), is entered into by and between BURTON HOUSE, INC., a California corporation doing business as ZISKIND, GREENE, WATANABE & NASON (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and GREGG
M. ZISKIND, an individual residing in the State of California (the "Employee"). The Company and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Stock Purchase Agreement executed as of September 17, 1997 (the "Purchase Agreement"), by and among Employee, Litigation Resources of America-California, Inc., a California corporation and the parent company of the Company ("LRA-CA"), and Litigation Resources of America, Inc., a Texas corporation and the parent company of LRA-CA ("LRA").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Employee has been a shareholder, director, officer, and employee of the Company, and his knowledge of the affairs of the business, particularly the legal recruiting and placement business in California, are of great value to the Company; and

     WHEREAS, pursuant to the terms of the Purchase Agreement, LRA-CA has purchased from the Employee, and the Employee has sold to LRA-CA, all the issued and outstanding common stock of the Company; and

     WHEREAS, part of the consideration given to the Employee under the Purchase Agreement included an agreement by LRA-CA that the Company would enter into this Agreement; and

     WHEREAS, a condition precedent to the closing of the Purchase Agreement was the execution of this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

     1. Employment Term. The Company hereby employs the Employee commencing on the Effective Date for a term of three (3) years (the "Employment Term"), unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one (1) year terms upon mutual agreement of the Parties at least 90 days prior to the expiration of the initial term or any such renewal term. Unless otherwise provided herein, Sections 12, 13, 14, 16, 17, 22, 24 and 25 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

     2. Duties. The Employee shall serve as the President of the Company and shall report to, and be subject to the general direction and control of the Chief Executive Officer and the Board of Directors of the Company (the "Board"). The Employee shall perform such management and administrative duties, consistent with the Employee's position and his position with the Company prior to the date hereto, as are from time to time reasonably assigned to the Employee by the Chief Executive Officer and the Board. The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the Chief Executive Officer or Board shall from time to time specify, if such services are of the nature commonly associated with the position of president of a company engaged in activities similar to the legal recruitment and placement activities engaged in by the Company and to perform such other activities as are consistent with the Employee's past responsibilities as an employee of the Company; provided, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined. For purposes of this Agreement, the "Business of the Company" or, alternatively, "Business" shall be defined as the current business of the Company, including, but not limited to, the marketing and providing of legal recruiting and placement services in the California counties of Los Angeles and Orange. The term "Company" as used in this Agreement shall be deemed to include and refer to all such Affiliates.

     3. Extent of Service. Except for the provision of a limited amount of services (which shall not exceed 10% of his business time on a monthly basis) to Legal Recruitment Network, Inc., d/b/a Employer Net ("LRN"), an "on-line" placement service currently partially owned by the Employee, the Employee shall devote his full business time, attention and energy to the business of the Company, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if
(i) such investments will not require services on the part of the Employee which would in any material way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises (other than LRN) are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to each such passive investment.

     4. Compensation. As payment for the services to be rendered by the Employee hereunder during the initial term, the Employee shall be entitled to receive:

     (a) a salary in the aggregate amount of One Hundred Thousand Dollars ($100,000.00) per year effective as of the date hereof, which shall be payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly, until the date of termination of Employee's employment under this Agreement;

          (b) commissions based upon the revenues generated from National Account (as defined below) sales originated by the Employee. The amount of commissions payable will be based upon a formula ("Formula") to be established by the Board of Directors of LRA. The Formula may be amended from time to time by LRA's Board of Directors and the Employee shall be entitled to receive compensation hereunder based upon the Formula as it exists on the date of the origination of the National Account. A "National Account" is any account established with an insurance or "Fortune 500" company pursuant to which two or more of LRA's offices in different geographical areas render services. Until notice of a change in the Formula applicable to the Employee is given to the Employee by LRA's Board of Directors, the Formula applicable to the Employee shall be as follows:

Commission                         Price Structure of
Percentage of Gross Sales          National Account

  3.00%                            Market price

  2.50%                            Discount of 5% to less than 10% from
                                   market price rate

  2.00%                            Discount of 10% to less than 15% from
                                   market price rate

  1.50%                            Discount of 15% to less than 20% from
                                   market price rate

  1.00%                            Discount of 20% to less than 25% from
                                   market price rate

  0.50% Discount of 25% or more from market price rate

     In certain circumstances, more than one individual may be entitled to receive commissions based upon sales from a National Account. In such circumstances, the commissions described above would be shares by the Employee and the other individual(s) on such a basis as is determined to be fair by LRA's Board of Directors. All commissions payable hereunder will be paid in cash within 45 days of the end of the calendar year in which they are earned.

     (c) in the event that the Employee provides assistance to LRA in connection with LRA's acquisition of an acquisition candidate, the Employee shall be entitled to receive, at the closing of such acquisition, a cash payment equal to 10% of any finder's fees or commissions payable to any third party by LRA or its subsidiary in connection with such acquisition. The Employee shall identify potential acquisition candidates by giving written notice to LRA's management ("Acquisition Notice") prior to expending any efforts to effect any such acquisition and shall only be entitled to compensation hereunder in the event that

  LRA authorizes the Employee to actively pursue such acquisition. In no event shall LRA or any subsidiary be obligated to close any acquisition with regard to any business identified by the Employee as an acquisition candidate, and no fee shall be payable hereunder unless and until such acquisition closes. In the event another individual employed by LRA or its subsidiaries claims a commission on any acquisition candidate identified in an Acquisition Notice (which commission (if paid) would be duplicative of any commission paid to the Employee hereunder), the Company agrees to negotiate in good faith with the Employee regarding a fair and reasonable allocation of such commission between the Employee and such other individual.

     (d) with regard the following placements: Kelley/Schwartz; Richards/Thorson; Bronson/Langberg; Ginsberb/Theodora; Arter/Hill; and Kaye/Pilmer, the Company shall pay the Employee in accordance with its usual practice a commission equal to any additional amounts collected (net of other commissions payable out of such amount) in excess of the accounts receivable reflected on the books of the Company on the date hereof with regard to each such placement.

     5. Expenses. During the term of this Agreement, the Company shall promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company and approved by the Board or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses. The Company and the Employee have budgeted $800.00 per month for promotional and entertainment expenses of the Employee expected to be incurred by the Employee in the conduct of his duties hereunder. The Company agrees to reimburse the Employee for all such expenses subject to the documentation requirements set forth above. The Company shall also pay the Employee a non-accountable automobile allowance in the amount of $600.00 per month.

     6. Employee Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Company, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board.

     7. Vacation. During the term of this Agreement, the Employee shall be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time but not less than four (4) weeks per year, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year.

     8. Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this
Agreement:

     (a) The Employee will use his best reasonable efforts to truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

     (b) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Company.

     (c) The Employee will obey all rules, regulations and special instructions of the Company applicable to him, and will be loyal and faithful to the Company at all times.

     (d) Upon request, the Employee will make available to the Company any and all of the information of which he has knowledge relating to the business of the Company.

     (e) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

     (f) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Company (hereinafter collectively referred to as "intangible rights"), whether patentable or not, which are conceived, made, invented or suggested by him alone or in collaboration with others during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Company and shall be the sole and exclusive property of the Company. The Employee hereby assigns all of his right, title and interest in and to all such intangible rights to the Company, and its successors or assigns. In the event that any of such intangible rights shall be deemed by the Company to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Company, he will execute all documents and do all things reasonably necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Company full title thereto.

     9. Mutual Covenants of the Company and the Employee. For and in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

     (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

     (b) In carrying out his duties as President of the Company, the Employee shall primarily be responsible for making day-to-day decisions in the ordinary course of business of the Company, subject to possible review by the Chief Executive Officer and/or the Board. The responsibility for the Company's plans, properties, contracts, methods, and policies shall be vested in the Board and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or businesses in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

     (c) The Employee acknowledges that because of the nature of the position for which he has been employed, the Employee may be called upon to perform such duties and render such services as are required of him hereunder irregularly, and agrees to perform to the best of his abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary.

     10. Termination of Employment for Cause. The Company may terminate the employment of the Employee if the Company suffers or may reasonably be expected to suffer any material adverse effect as a result of the Employee (any such termination being a termination for "Cause"):

     (a) Breaching any material provision of this Agreement and failing to cure such breach within ten (10) days after receipt of written notice thereof;

     (b)  Misappropriating funds or property of the Company;

     (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

     (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Company if he were retained as an employee, such as his commission of a felony or a crime of moral turpitude;

     (e) Becoming and remaining "Disabled," as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five
  (135) days during any consecutive twelve-month time period;

     (f) Failing to carry out and perform the duties assigned to the Employee consistent with the terms hereof and failing to cure such breach within ten
  (10) days after written notice thereof;

     (g) Failing to comply with consistently applied corporate policies of the Company that are promulgated from time to time and made known to Employee and failing to cure such breach within ten (10) days after written notice thereof; or

     (h)   dying.

     In the event the Employee is terminated for Cause because he is Disabled, the Employee may be permitted to participate in any disability insurance policy the Company then has in effect.

     In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Company by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement.

     Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the alleged violation, but the Employee shall not be furnished an opportunity to cure.

     "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his legal designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

     11. Termination By the Company Without Cause or By the Employee With Good Reason. The Company may terminate the employment of Employee for any reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause." In addition, the Employee shall have the right to terminate this Agreement for any material breach of this Agreement by the Company, which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in Section 2 of this Agreement or causing Employee to relocate his primary residence outside of the area set forth in Section 2 of this Agreement; provided that the Company shall be furnished ten (10) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Company shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the Company. In the event of a Termination Without Cause or a Termination with Good Reason by the Employee the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he was still employed for a period equal to the lesser of (i) one (1) year, or (ii) the remaining term of this Agreement, which amount, in the event of a Termination Without Cause or a Termination By Employee With Good Reason, shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

     12. Covenant Not to Compete. The Employee recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the agreement by LRA-CA to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that (a) during the term of this Agreement, except as otherwise specifically permitted herein, Employee will not actively engage, directly or indirectly, in any other business other than that of Company and (b) in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period of four and one-half (4-1/2) years after the date of this Agreement (if such period extends beyond the date the Employee's service hereunder is so terminated):

     (a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity (i) within Orange and Los Angeles Counties which competes with the Business of the Company or (ii) which is in competition with the Business and is located within 50 miles of any office operated by LRA or any Affiliate of LRA which is also engaged in the Business; and

     (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Company or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Company or its Affiliates engaged in the Business; and

     (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Company or its Affiliates engaged in the Business, or the patronage of any customer or supplier of the Company or its Affiliates engaged in the Business, or otherwise interfere with or disturb the relationship existing between the Company or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

     In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of his Termination Without Cause or in the event of Termination By Employee With Good Reason by the Employee, but only for a period of one (1) year from such date of termination.

     In the event the Company ceases operation of the Business of the Company (other than in a merger, consolidation, sale of assets or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Company, or upon the appointment of a liquidator for the Company), the provisions of this Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

     It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

     The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

     13. Business Opportunities. Except for passive investments by the Employee in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Employee outside of the scope of his employment, for as long as the Employee shall be employed by the Company (and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company), the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the Business of the Company within the aforementioned time periods, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity.

     14. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information (except for Information which is generally known in the industry) is confidential and he agrees that he will not reveal such Information to anyone outside the Company except (i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

     15. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed with receipt confirmed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

     If to the Company:          Burton House, Inc.
                                 c/o Litigation Resources of America, Inc.
                                 1001 Fannin, Suite 650
                                 Houston, Texas 77002
                                 Telefax:(713) 653-7172
                                 Attn: Richard O. Looney

     If to the Employee:         Mr. Gregg M. Ziskind
                                 10442 Cheviot Drive
                                 Los Angeles, California 90064
                                 Telephone: (714) 839-2076
                                 Telefax: (714) 841-2258

     Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

     16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief. Without limiting the Company's right to otherwise enforce the provisions of this Agreement through specific performance and injunctive and other relief, the Company agrees not to seek monetary damages from the Employee arising either (a) out of acts or omissions by the Employee which cause damages to a third party for which damages the Company has become liable unless such acts or omissions constituted grossly negligent, willful or intentional acts or omissions of the Employee or (b) solely because the Employee leaves the employ of the Company other than pursuant to a Termination By Employee With Good Reason prior to expiration of the term of the Agreement.

     17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

     19. Binding Effect. Subject to the provisions of Section 18 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

     20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California.

     21. Prior Employment Agreements. Employee represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

     22. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company. Written notification of any modification of compensation paid or payable to the Employee for his services shall be conclusively deemed to be a ratification and confirmation of this Agreement amended by such change in compensation unless the Employee shall object in writing with ten (10) days after such written notification from the Company.

     23. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

     24. Arbitration and Limitation on Claims. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section which cannot first be settled through ordinary negotiation between the parties shall be submitted in good faith to mediation by and in accordance with the Commercial Mediation Rules of the American Arbitration Association or any successor organization. In the event that mediation of such controversy, dispute or claim cannot be settled through the mediation proceeding, the Parties agree that the controversy, dispute or claim shall be submitted to binding and final arbitration conducted in Los Angeles, California by and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor organization. Any such arbitration shall be to a three member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor organization. The award rendered by the arbitrators may be confirmed, entered and enforced as a judgment in any court of competent jurisdiction; however, the parties otherwise waive any rights to appeal the award except with regard to fraud by the panel. Any such action must be brought within two years of the date the cause of action accrues. The arbitrators shall award the Party which substantially prevails in any arbitration proceeding recovery of that party's attorneys' fees, the arbitrators' fees and all costs in connection with the arbitration from the party who does not substantially prevail. The parties' remedies are limited solely to the specific remedies provided in this Agreement. The parties waive any entitlement to punitive damages, consequential damages and lost profits and will limit any damage claim to actual economic damages incurred. Nothing in this Section 24 shall restrict any party's ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any party, such party is specifically entitled to enforce the appropriate provisions of this Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section 24.

     25. Attorney's Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

     26. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

     27. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:

                              BURTON HOUSE, INC.,
                              a California corporation doing business as ZISKIND, GREENE, WATANABE & NASON


                              By:   _________________________________
                                    Richard  O. Looney
                                    Chief Executive Officer


                              THE EMPLOYEE:


                              _______________________________________
                              GREGG M. ZISKIND

EXHIBIT D
---------

                             STOCK PLEDGE AGREEMENT
                             ----------------------

          THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made effective as of the 17th day of September, 1997, by GREGG M. ZISKIND AND SUSAN
L. ZISKIND (collectively, the "Pledgor"), and LITIGATION RESOURCES OF AMERICA-- CALIFORNIA, INC., a California corporation ("Secured Party"). All capitalized terms contained herein without definition shall have the respective meanings given to them in that certain Stock Purchase Agreement dated as of September 17, 1997 (the "Purchase Agreement") by and among the Pledgor, Secured Party and Litigation Resources of America, Inc., a Texas corporation and the parent company of the Secured Party (the "Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to the Purchase Agreement the Pledgor has agreed to sell all of the issued and outstanding common stock of Burton House, Inc., a California corporation doing business as Ziskind, Greene, Watanabe & Nason (the "Company"), to Secured Party upon the terms and conditions contained in the Purchase Agreement; and

     WHEREAS, Pledgor has certain obligations under the Purchase Agreement, including, but not limited to, the obligation of Pledgor to indemnify Secured Party for any breaches of representations and warranties of Pledgor contained in the Purchase Agreement; and

     WHEREAS, pursuant to the terms of the Purchase Agreement and as partial consideration for the purchase of the common stock of the Company by the Secured Party, the Pledgor has been issued shares of common stock , $.01 par value per share, of the Parent (the "Common Stock"); and

     WHEREAS, the terms of the Purchase Agreement provide for the Pledgor to pledge a portion of the shares of Common Stock to the Secured Party in order to secure the obligations of Pledgor under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Pledge of Common Stock. Pledgor hereby pledges and grants to Secured Party a security interest in 41,764 shares (the "Shares") of the Common Stock issued pursuant to the Purchase Agreement, which shall attach immediately upon the issuance of such Shares to Pledgor in accordance with the terms of the Purchase Agreement. Immediately upon receipt of the Shares, Pledgor shall be required to deliver to Secured Party the certificate or certificates representing the Shares in order that Secured Party might perfect its security interest therein. The Pledgor and the Secured Party hereby acknowledge and agree that the value of the Shares shall be deemed to be $8.50 per share of Common Stock; provided, however, that if Parent has successfully consummated a Public Offering, as such term is defined in the Purchase Agreement, of its shares of Common Stock, then it shall mean the average public trading price of each share of Common Stock over the five (5) most recent business days falling prior to the date of delivery by the Secured Party to the Pledgor of the notice of an event requiring an Offset, as such term is defined in the Purchase Agreement (the "Agreed Value"). Pledgor shall possess all voting rights pertaining to the Shares, so long as an Event of Offset, as hereinafter defined, has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with Section 9(N) of the Purchase Agreement and Section 17 hereof, and Secured Party shall have no voting rights that may be presently or hereafter attributable to the Shares. In addition, so long as an Event of Offset has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with
Section 9(N) of the Purchase Agreement, then Pledgor shall have the right to receive all dividends, if any, on the Shares, and Pledgor shall be entitled to receive all proceeds upon liquidation of the Shares, if any, as well as all other rights with respect to the Shares except for the right to transfer title thereto. Notwithstanding the foregoing, if an Event of Offset has occurred and
(i) has been resolved, either by failure to timely dispute it as required by
Section 9(N) of the Purchase Agreement, by agreement or by arbitration decided in favor of Secured Party (a "Resolved Event of Offset") or (ii) has been submitted to arbitration in accordance with Section 9(N) of the Purchase Agreement which arbitration is still pending or in process (a "Continuing Event of Offset"), then Secured Party shall have the right to designate a representative or trustee to vote those shares of Shares covered by or subject to the Resolved Event of Offset or Continuing Event of Offset (the "Offset Shares"), to receive all dividends and liquidation proceeds with respect to the Offset Shares, and to receive all other rights with respect to the Offset Shares.

     2. Representations and Warranties. Pledgor hereby represents, warrants and covenants to and with Secured Party that:

          (a) Pledgor will not, without the written consent of Secured Party, sell, contract to sell, encumber, or dispose of the Shares or any interest therein until this Pledge Agreement and all obligations under the Purchase Agreement have been fully satisfied.

          (b) No consent of any party is necessary for the Pledgor to perform his obligations hereunder, or if any such consent is required, such consent has been received prior to the execution of this Pledge Agreement.

     3. Event of Offset. Each delivery by Secured Party to the Pledgor of a notice of a claim of offset pursuant to Section 8(b) of the Purchase Agreement shall constitute an Event of Offset ("Event of Offset") under this Pledge Agreement.

     4.   Remedies.

          (a) Upon the occurrence of a Resolved Event of Offset, Secured Party may, at its option, exercise with reference to the Shares any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of California and as otherwise granted therein or under any other applicable law or under any other agreement executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale(s), or otherwise dispose of or keep the Shares and any part or parts thereof, or interest or interests therein owned by Pledgor, in any manner authorized or permitted under this Pledge Agreement or under the Uniform Commercial Code, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the obligations under the Purchase Agreement in such order or manner as Secured Party may elect. Notwithstanding anything to the contrary contained herein, the Secured Party shall only foreclose on that portion of the Shares that is reasonably necessary in the reasonable good faith judgment of the Secured Party in order to satisfy the amount of the claim constituting the Resolved Event of Offset. For purposes hereof, the Agreed Value of the Shares shall be deemed to be the value that the Secured Party is receiving on the foreclosure of the Shares and Secured Party shall not be entitled to foreclose on more Shares than is necessary to recover all damages resulting from the Resolved Event of Offset to which Secured Party is entitled hereunder.

          (b) Secured Party is hereby granted the right, at its option, after a Continuing Event of Offset, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such Shares so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the obligations hereby secured, or at Secured Party's election, to apply such amounts to the obligations, only if due, and in such order as Secured Party may elect or Secured Party may, at its option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of shareholders.

          (c) Pledgor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, Pledgor's interest in the Shares pledged hereunder as provided in this Pledge Agreement. Specifically, Pledgor agrees to deliver to Secured Party the certificate or certificates representing the Shares if Pledgor has possession at that time, to fully comply with the securities laws of the United States and of the State of California and to take such other action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

          (d) Prior to the exercise by Secured Party of any of its remedies hereunder resulting in a sale or transfer of Shares, Pledgor may elect to pay the full amount of any Resolved Event of Offset in cash. Upon the receipt of any such full cash payment, Secured Party shall not be entitled to pursue any other remedy with respect to such Resolved Event of Offset.

     5. Termination. This Pledge Agreement shall continue as security for the payment or satisfaction of the obligations under the Purchase Agreement until the earliest to occur of: (i) termination of this Pledge Agreement as provided in Section 19 below, (ii) the date upon which none of the representations and warranties of Pledgor contained in the Purchase Agreement survive and all covenants and obligations of Pledgor under said Purchase Agreement have been fully and properly performed with respect thereto or (ii) three (3) years after the date hereof, provided that Secured Party has not given Pledgor notice of an Event of Offset which has not been satisfied by Pledgor, or if there is an Event of Offset, the pledge shall continue only to the extent of the number of Shares based on the Agreed Value equal to the amount of damages reasonably expected by Secured Party to be caused by the Event of Offset; provided however, (a) upon the closing of an initial public offering of the Common Stock by the Parent ("IPO"), in the event the number of Shares pledged pursuant hereto multiplied by the price to public ("Price to Public") of the shares of Common Stock in the IPO exceeds the amount of $355,000, Secured Party shall, within 15 days, release from the pledge evidenced hereby such integral number of Shares determined by subtracting from (i) the original number of Shares pledged hereunder (ii) the number of shares determined by dividing $355,000 by the Price to Public, and the remaining shares of Shares shall remain pledged under the terms and conditions of this Pledge Agreement and (b) upon the expiration of six months, two years and three years after the date of this Pledge Agreement (each a "Release Date"), the following provisions shall apply: (x) if no Event of Offset exists on such Release Date or such Event of Offset has been otherwise resolved, the Secured Party shall release one-third (1/3) of the number of Shares pledged hereunder following any release pursuant to (a) above from the pledge established hereby, and the remaining shares of Shares shall remain pledged under the terms and conditions of this Pledge Agreement; or (y) if an Event of Offset exists, the amount of Damages resulting from such Event of Offset shall be determined, and on the first Release Date, the second Release Date and the third Release Date, one third (1/3), one half (1/2) and all of the remaining Shares, respectively, that have not been Offset against shall be released from the pledge established hereby and delivered to the Pledgor and the remaining shares of Shares shall remained pledged under the terms and conditions of this Pledge Agreement.

     6. Release from Pledge. Upon the termination of this Pledge Agreement, Secured Party shall immediately release its security interest in the Shares. In addition, Secured Party shall deliver the certificate or certificates representing the Shares to Pledgor if Secured Party has possession of such certificates at that time. Upon such occurrence, the security interest of Secured Party shall automatically terminate and Secured Party shall thereafter have no interest whatsoever in the Shares.

     7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Pledgor: Gregg M. & Susan L. Ziskind
                    10442 Cheviot Drive
                    Los Angeles, California 90064
                    Telephone: (714) 839-2076
                    Telefax: (714) 841-2258

     Copy to:       Richard H. Bruck
                    Bruck & Perry
                    Suite 700, 500 Newport Center Drive
                    Newport Beach, California 92660
                    Telephone: (714) 719-6000
                    Telefax: (714) 719-6020

     If to the
     Secured Party: Litigation Resources of America-California, Inc.
                    c/o Litigation Resources of America, Inc.
                    650 First City Tower, 1001 Fannin
                    Houston, Texas 77002
                    Attn: President

     Copy to:       Boyer Ewing & Harris Incorporated
                    Nine Greenway Plaza, Suite 3100
                    Houston, Texas  77046
                    Attn:  John W. Menke

     8. Successors. This Pledge Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Pledge Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Pledge Agreement unless otherwise agreed.

     9. Severability. In the event that any one or more of the provisions contained in this Pledge Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Pledge Agreement or any such other instrument.

     10. Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

     11. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

     12. Survival of Warranties. All representations, warranties, and agreements made by the parties in this Pledge Agreement or in any certificates delivered pursuant hereto will survive the execution date hereof.

     13. Applicable Law. This Pledge Agreement shall be construed and interpreted in accordance with the laws of the State of California, and is intended to be performed in accordance with and as permitted by such laws.

     14. Definitions. All terms and definitions used herein shall have the same meaning as in the Purchase Agreement unless otherwise indicated.

     15. Drafting. The parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Pledge Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Pledge Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     16. Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Pledge Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     17. Arbitration. The arbitration provisions contained in Section 9(N) of the Purchase Agreement shall govern this Pledge Agreement.

     18. Multiple Counterparts. This Pledge Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     19. Substitution of Collateral. Upon the request of the Pledgor to substitute collateral for the Shares pledged hereunder, the Secured Party will negotiate in good faith to accept such substituted collateral pursuant to a security agreement appropriate to adequately perfect a security interest therein in favor of Secured Party, such substituted collateral to be in form, substance and amount reasonably acceptable to the Secured Party. Upon the receipt of such substituted collateral and executed security agreement as provided in the previous sentence, the Secured Party shall release the Shares from the lien created hereby and, if such substituted collateral is given in full substitution for the Shares pledged hereunder, terminate this Pledge Agreement.

     IN WITNESS WHEREOF, this Pledge Agreement has been executed effective as of the date first above written.

                              PLEDGOR:


                              _____________________________________________
                              GREGG M. ZISKIND

                              _____________________________________________
                              SUSAN L. ZISKIND

                              SECURED PARTY:

                              LITIGATION RESOURCES OF AMERICA --
                              CALIFORNIA,  INC., A CALIFORNIA CORPORATION


                              By:_____________________________________
                                     Richard O. Looney, President

EXHIBIT E
---------

                   INVESTOR'S INVESTOR REPRESENTATION LETTER



                              September 17, 1997

Litigation Resources of America, Inc.
Litigation Resources of America -- California, Inc.
1001 Fannin, Suite 650
Houston, Texas 77002
Attn:  Mr. Richard O. Looney, President


          Re: Investor Representations

Gentlemen:

          The purpose of this letter is to evidence certain representations and warranties to be made with respect to certain matters relating to the acquisition by Gregg M. Ziskind and Susan L. Ziskind (collectively, the "Investor") of shares of Common Stock issued by Litigation Resources of America, Inc., a Texas corporation (the "Company"), having a par value of one-cent ($0.01) per share (the "Common Stock"), for and in partial consideration of the sale of all of the outstanding capital stock of Burton House, Inc., a California corporation doing business as Ziskind, Greene, Watanabe & Nason ("Burton House"), to Litigation Resources of America -- California, Inc., a California corporation ("Buyer"), upon the terms and conditions set forth herein and in that certain Stock Purchase Agreement (the "Purchase Agreement"), entered into by and among the shareholders of Burton House, the Company, and the Buyer.

          The Investor hereby represents and warrants to the Company, the Buyer, and each of the Company's and the Buyer's officers, directors, shareholders, agents, attorneys, employees and representatives as follows:

          1. Investment Intent. (i) The Common Stock is being acquired solely for the account of the Investor, for investment and not with a view to or for the resale, distribution, subdivision or fractionalization thereof, (ii) the Investor has no contract, understanding, undertaking, agreement or arrangement with any person to sell, transfer or pledge to any person the Common Stock or any part thereof, (iii) the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement, (iv) the Investor understands the legal consequences of the foregoing representations and warranties to mean that the Investor must bear the economic risk of the investment in the Common Stock for an indefinite period of time, (v) the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of acquiring the Common Stock, and (vi) the Investor acknowledges that the

Litigation Resources of America, Inc.
Litigation Resources of America -- California, Inc.
September ___, 1997
Page 2



acquisition of the Common Stock by the Investor involves a high degree of risk which may result in the loss of the total amount of this investment.

          2. No General Solicitation. The Common Stock has been offered to the Investor without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, shareholders, employees, agents, attorneys or representatives.

          3. Access to Information. The Investor has (i) for a reasonable amount of time had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Common Stock and the proposed business and affairs of the Company, and is satisfied with the results thereof, (ii) has been given access, if requested, to all other documents with respect to the Company or this transaction, as well as to such other information as the Investor has requested, and (iii) has relied solely on investigations conducted by the Investor in making the decision to acquire the Common Stock or approve the transactions set forth in the Purchase Agreement.

          4. Exemption Status. The Investor understands that the Common Stock to be sold hereunder are being issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended. The Investor understands that the undersigned, the Company, the Company's officers, directors, shareholders, employees, agents, attorneys and representatives are relying on, among other things, the representations and warranties of the Investor set forth herein in issuing the Common Stock to the Investor.

          5.   Securities Compliance.  The Investor understands and agrees that
(i) no sale, distribution, transfer or other disposition of the Common Stock, or any portion thereof, can be made by the Investor unless the Common Stock has been registered under the Securities Act of 1933, as amended, and applicable securities laws of any other relevant jurisdiction, or exemptions from such registration are available, as evidenced by an opinion of counsel, satisfactory to the Company, with respect to the proposed sale, distribution, transfer or other disposition, and (ii) an appropriate legend will be endorsed on the Common Stock evidencing such restrictions.

          6. Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          7. Representations of Natural Persons. If the Investor is a natural person, the Investor has reached the age of majority in the state in which the Investor resides, has adequate means of providing for the Investor's current financial needs and contingencies, is able to bear the

Litigation Resources of America, Inc.
Litigation Resources of America -- California, Inc.
September ___, 1997
Page 3



substantial economic risks of an investment in the Common Stock, has no need for liquidity in such investment, and is able to withstand a complete loss of such investment.

          8. Representations of Entities. If Investor is a corporation, partnership, trust or other entity, (i) it is authorized and qualified to purchase and hold the Common Stock, (ii) it has not been formed for the purpose of acquiring the Common Stock, (iii) the person executing this Agreement for and on behalf of such entity has been duly authorized by such entity to do so, (iv) it is willing and able to bear the substantial economic risk of an investment in the Common Stock and has no need for liquidity with respect thereto, and (v) it is able to withstand a complete loss of its investment.

          9. No Governmental Review. The Investor acknowledges and understands that no federal or state agency has passed on the fairness of the investment in the Common Stock, nor made any recommendation or endorsement of the Common Stock, and that there is a significant risk of loss of all or a portion of the Investor's investment in the Common Stock.

          10. State of Residence and Domicile. The Investor is either (i) a permanent resident of the State of California, or (ii) not a resident or citizen of the United States.

    The Investor acknowledges that the Company and the Company's officers, directors, agents, attorneys and other representatives are relying on the representations and warranties set forth herein, and would not deliver the Common Stock to the Investor but for the execution and delivery of this letter by the Investor.

                                 Very truly yours,


                                 Gregg M. Ziskind


                                 Susan L. Ziskind

                                  EXHIBIT F-1


                      FORM OF OPINION OF SELLERS' COUNSEL

     Based upon our examination and consideration of the Agreement, the Employment Agreement, the Stock Pledge Agreement, the Registration Rights Agreement and the Shareholders' Agreement (collectively, the "Transaction Documents"), and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. The Company is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary power and authority and all material licenses, permits and authorizations necessary to own and use the properties owned and used by it and to operate its business as now owned and operated by it. The Company is not qualified to do business in any other jurisdiction, nor does the nature of its business nor the location of any of its employees or assets require such qualification. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person.

     2. Sellers have the full right, power and legal capacity to execute, deliver and perform their obligations under the Transaction Documents. Each such Transaction Document has been duly executed and delivered by the appropriate Seller, and is binding on each Seller and enforceable against each Seller in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     3. Except for such as have been obtained and provided to Buyer, neither the Company nor Sellers needs to give any notice to, make any filing with, or obtain any authorization, consent or approval, or make any declaration or filing with any government or governmental agency or regulatory body or other third party in connection with the execution and delivery of the Transaction Documents or the performance by Sellers of their obligations thereunder.

     4. The execution and the delivery of the Transaction Documents by the Sellers, and the consummation of the transactions by the Sellers as contemplated hereby, will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sellers or the Company are subject, (ii) violate any provision of the articles of incorporation or bylaws of the Company, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of the Company's assets).

     5. To our knowledge, neither the Sellers nor the Company is in default under any order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or affecting them or by which their businesses or any of their assets may be bound or affected, and no such order, judgment, award or decree materially adversely affects the ability of the Company to carry on its businesses as now conducted or the ability of either Seller to perform its obligations under the Transaction Documents.

     6. To our knowledge, except as disclosed in the Agreement and the schedules thereto, no litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or threatened against the Company or either Seller, or against the Company's business or assets (a) with respect to the Transaction Documents or the transactions contemplated thereby, or (b) that, if adversely determined, would have a material adverse effect on the business or financial condition of the Company or either Seller, or on the Company's business or assets.

                                  EXHIBIT F-2


                       FORM OF OPINION OF BUYER'S COUNSEL

     Based upon our examination and consideration of the Agreement, the Employment Agreement, the Stock Pledge Agreement, the Registration Rights Agreement and the Shareholders' Agreement (collectively, the "Transaction Documents"), and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California with the corporate power and authority to own its assets and to transact its businesses as now being conducted. Buyer is in good standing in all jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the businesses now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would affect materially and adversely the business, financial condition or results of operations of Buyer.

     2. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas with the corporate power and authority to own its assets and to transact its business as now being conducted. The Parent is in good standing in all jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would affect materially and adversely the business, financial condition or results of operations of the Parent.

     3. The Transaction Documents to which either Buyer or Parent are a party have been duly and validly authorized, executed and delivered and are valid and binding on either the Buyer or Parent, as applicable, and enforceable in accordance with their terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     4. All of the outstanding Parent Shareshave been duly authorized validly issued and, to our knowledge, are fully paid and nonassessable. The Parent Shares to be issued to the Sellers pursuant to the Agreement have been duly authorized and, when issued to the Sellers in accordance with the terms of the Agreement will be validly issued, fully paid and nonassessable, subject to the terms of the Stock Pledge Agreement and Section 8B of the Agreement.

     5. Except for such as have been obtained and delivered to Sellers at closing and except where the failure to obtain such authorization, approval or consent or to take such action or make such filing would not have a material adverse effect on Buyer or Parent, as applicable, to our knowledge no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body is necessary or required of the Buyer or the Parent in connection with the execution and delivery of the Transaction Documents by either and the performance by either Buyer or Parent of its obligations thereunder.

     6. The execution and delivery of the Transaction Documents to which it is a party by each of the Buyer and the Parent and the performance of its obligations thereunder do not to our knowledge (i) violate any provision of any existing law or regulation applicable to each or (ii) violate any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to each or (iii) violate the charter or bylaws of, or any securities issued by, each or (iv) violate any mortgage, indenture, lease, contract or other agreement known to us to which either is a party or by which either the Buyer or Parent or any of their assets is bound.

     7. To our knowledge, neither the Buyer nor the Parent is in default under any material order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which its assets may be bound or affected, and to our knowledge, no such order, judgment, award or decree materially adversely affects the ability of the Buyer or the Parent to carry on its respective business as now conducted or perform its respective obligations under the Transaction Documents.

     8. To our knowledge, except as disclosed in the Transaction Documents and the schedules thereto, no litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or threatened against the Buyer or Parent or their assets (a) with respect to the Transaction Documents or the transactions contemplated thereby, or (b) that, if adversely determined, would have a material adverse effect on the business or financial condition of Buyer or Parent or their assets.